Exhibit 99.1

Century Aluminum Subsidiary and Steelworkers Announce Contract Extension

MONTEREY, CA, May 2, 2010 – Century Aluminum of Kentucky, a wholly owned subsidiary of Century Aluminum Company (NASDAQ: CENX) and the United Steelworkers have agreed to a third extension of the labor contract covering the Hawesville, Kentucky smelter operations. The agreement, which was originally scheduled to expire on March 31, 2010, is now extended to May 7, 2010 at 12:01 a.m. The contract covers approximately 500 hourly workers at the Hawesville smelter.

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Monterey, California.

Cautionary Statement

This press release may contain “forward-looking statements” within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions.  Any of these risks and uncertainties could cause the Company's actual results to differ materially from those expressed in its forward-looking statements, including, among other things, our ability to address key issues and successfully conclude our negotiations with the United Steelworkers. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:

Atli B. Gudmundsson, Senior Manager - Corporate Finance, NBI hf.
Steingrimur Helgason, Director - Corporate Finance, NBI hf.

Contacts:

Media
Mike Dildine
831-642-9364

Investors
Shelly Lair
831-642-9357